SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 23, 2003

CROWN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-17480	84-1097086
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:
(303) 534-1030
(Former name or former address, if changed since last report)

Item 5. Other Events

Crown Resources Corporation announced that drilling on its Buckhorn Mtn. Project has intersected significant high-grade gold mineralization. The drilling is part of an ongoing infill drill program designed to further support Crown's decision to develop the project as a high-grade, environmental low impact underground operation.

Exhibit
Number	Description

20.1	Crown Resources Corporation's Press
Release dated January 23, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CROWN RESOURCES CORPORATION

Dated: February 6, 2003	By: /s/ James R. Maronick
James R. Maronick
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description	Page number

20.1	Crown Resources Corporation's Press	3
	Release dated January 23, 2003.

EXHIBIT 20.1

January 23, 2003

CROWN INTERSECTS HIGH-GRADE GOLD MINERALIZATION ON ITS BUCKHORN MTN. PROJECT

Denver, Colorado: Crown Resources Corporation announced today that drilling on its Buckhorn Mtn. Project has intersected significant high-grade gold mineralization. The Buckhorn Mtn. Project (formerly named Crown Jewel) is located in north-central Washington State. The drilling is part of an ongoing infill drill program designed to further support Crown's decision to develop the project as a high-grade, environmentally low impact underground operation. Highlighting these results were drill holes D02-187 and D02-191 which intersected 15.5 feet grading 2.26 ounces of gold per ton (opt) and 26.5 feet grading 2.28 opt, respectively.

Mr. Chris Herald, President and CEO of Crown, stated, "We are excited about these exceptional results that further confirm the high-grade nature and excellent continuity of this deposit. We changed the name of the project to underscore the significant differences between Crown's new underground mining approach and our previous partner's Crown Jewel open pit proposal."

This infill-drilling program has been designed to confirm the grade and geometry of mineralization in the important Southwest Zone of the deposit and to provide geotechnical information to support the development of a detailed underground mine plan. In addition to the infill program, selected holes have been located to better define the outer boundaries of economic mineralization in the Southwest Zone. To date 41 holes have been drilled with assay results for the first 18 holes provided below. The remaining 23 holes are currently being processed.

TABLE I: SOUTHWEST ZONE DRILLING RESULTS

Hole Number	Core Interval (ft.) From - To	Thickness*[1] (in feet)_	Gold Grade (oz. per ton)	Thickness*[1] (in meters)	Gold Grade (gr. per tonne)
D02-176	456 - 463	7.0	0.67	2.1	23.0
D02-177	384 - 388.5	4.5	0.37	1.4	12.7
	396.5 - 400	3.5	0.16	1.1	5.5
	429 - 443	14.0	0.38	4.3	13.0
	463 - 466	3.0	0.21	0.9	7.2
D02-183	142.5 - 158	15.5	0.63	4.7	21.6
D02-184	215 - 217	2.0	0.39	0.6	13.4
D02-185	240 - 252	12.0	1.10	3.7	37.7
D02-186	229 - 233	4.0	1.37	1.2	47.0
D02-187	129.5 - 145	15.5	2.26	4.7	77.5
D02-188	132 - 145	13.0	0.32	4.0	11.0
D02-189	110 - 119	9.0	1.36	2.7	46.6
D02-190	121 - 138	17.0	1.10	5.2	37.7
D02-191	100 - 126.5	26.5	2.28	8.1	78.2
D02-192	65 - 82	17.0	0.86	5.2	29.5
D02-193	71 - 107.5	36.5	0.82	11.1	28.1

*1 True thickness of mineralization averages 90% of reported drill thickness.

A location map for the reported holes and previously reported holes is attached or can be viewed on Crown's website www.crownresources.com. Drill holes D02-179 through D02-182 were drilled on the extreme western margin of the deposit and did not intersect significant mineralization. Drill hole D02-178 encountered technical drilling problems and was not completed. Crown will incorporate these results into a new feasibility study for an underground mining operation. This work will optimize the reserve model, including developing a detailed underground mining plan. Concurrently, progress has also been made on a revised Plan of Operations that focuses on significantly reducing environmental impacts.

Crown is actively engaged in permitting and development of the Buckhorn Mtn. gold project. Crown also owns a 41.2% equity interest in Solitario Resources Corporation. Solitario is actively exploring in Brazil, Peru and Bolivia for gold, silver, zinc and platinum-palladium mineralization. Crown Resources Corporation is traded on the Nasdaq Bulletin Board (OTCBB: CRCE) and Solitario is traded on the Toronto Stock Exchange under the symbol SLR.

FOR MORE INFORMATION, CONTACT:

Debbie W. Mino (800) 229-6827

http://www.crownresources.com

E-mail: dwmino@compassnet.com

Christopher E. Herald (303) 534-1030